EXHIBIT 10.1
SINCLAIR BROADCAST GROUP, INC.

STOCK APPRECIATION RIGHT AGREEMENT

THIS STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) is made and entered into as of this 26th day of February, 2019 (the “Grant Date”) between Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), and Christopher S. Ripley (“Ripley”).

RECITALS

WHEREAS, the Company had adopted the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the “Plan”) to reward certain key individuals for making contributions to the Company and its subsidiaries by enabling them to acquire shares of Class A Common Stock, par value $.01 per share (“Common Stock”), of the Company; and

WHEREAS, the Company desires to grant to Ripley stock-settled compensation based on the appreciation in value of two hundred fifty thousand (250,000) shares of Common Stock (the “SARs”) pursuant to the Plan and upon the terms and subject to the conditions hereinafter set forth.

AGREEMENTS

NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises, the parties to this Agreement agree as follows:

1.    Grant of SARs. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Ripley the fully vested right to receive Common Stock of the Company equal in value to the difference between the SARs' base value of Thirty-Two Dollars and Eight-One Cents ($32.81) per SAR, which is the fair market value of one share of Common Stock on the date of grant under the Plan, and the per share closing price of the Company’s Common Stock on the date of exercise.

2.    Relationship to Plan. The SARs are issued in accordance with and subject to all of the terms, conditions, and provisions of the Plan, as amended from time to time and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein or otherwise stated, capitalized terms shall have the same meanings ascribed to them under the Plan.

3.    Termination of SARs. The SARs hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously acquired by Ripley on the tenth (10th) anniversary of the Grant Date.

4.    Exercise of SARs. Subject to the limitations herein and in the Plan, the SARs may be exercised with respect to the shares of Common Stock, in whole or in part, at any time on or prior to the tenth (10th) anniversary of the Grant Date, regardless of Ripley’s service status, by written notice to the Company at its principal executive office. Notwithstanding any contrary provision of this Agreement or the Plan, the exercise price of a SAR shall not be less than the fair market value of the Common Stock on the date of grant under the Plan.

5.    Transferability. The SARs shall not be transferable except by will or by the laws of descent and distribution. During Ripley’s lifetime, the SARs may be exercised only by Ripley. No assignment or transfer of the SARs, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in the SARs.

6.    No Rights as Stockholder. Ripley shall not have any rights as a stockholder of the Company with respect to any of the shares subject to the SARs, except to the extent that such shares shall have been acquired by and transferred to Ripley.

7.    Dissolution or Merger. Upon the dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a transaction in which another individual or entity becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, the unexercised portion of the SARs shall terminate, but Ripley shall have the right to exercise the unexercised portion of the SARs immediately prior to such event.

8.    Withholding for Tax Purposes. Any amount of Common Stock that is payable or transferable to Ripley hereunder may be reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended, or its successors, or any other federal, state, or local tax withholding requirement. If Ripley does not elect to satisfy withholding requirements in this fashion, the issuance of the shares of Common Stock transferable to Ripley hereunder shall be contingent upon Ripley’s satisfaction of any withholding obligations that may apply and Ripley’s presentation of evidence satisfactory to the Board that such withholding obligations have been satisfied.

9.    Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date that it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has heretofore specified by written notice delivered in accordance herewith. The Company or Ripley may change, at any time and from time to time, by written notice to the other, the address that it or he had therefore specified for receiving notices.

Until changed in accordance herewith, the Company and Ripley specify their respective addresses as set forth below:

Company:            Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Cockeysville, Maryland 21030
Attn:    Christopher Ripley
President

with copy to:            Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Cockeysville, Maryland 21030
Attn: Executive Vice President/General Counsel

Ripley:                Christopher S. Ripley
c/o Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Cockeysville, Maryland 21030

10.    Amendment. Notwithstanding any other provision hereof, this Agreement may not be supplemented or amended from time to time without the written consent of Ripley and the Company.

11.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland.

12.    Counterparts. This Agreement may be executed in multiple counterparts. The Company and Ripley may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

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IN WITNESS WHEREOF, the Company and Ripley have caused this Agreement to be executed as of the date first above written.

WITNESS:                        SINCLAIR BROADCAST GROUP, INC.

________________________________    By:    _____________________________(SEAL)
Name:
Title:

________________________________        ____________________________(SEAL)
Christopher S. Ripley